EXHIBIT 4.4





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Registered #  1A


                               BELMAC CORPORATION
                  12% CONVERTIBLE SUBORDINATED PROMISSORY NOTE

$60,000.00                                                      October 25, 1995

     THIS NOTE IS ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 (THE "ACT") AND QUALIFICATION PROVISIONS OF APPLICABLE STATE SECURITIES LAWS. IT CANNOT BE SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS REGISTERED PURSUANT TO THE ACT AND QUALIFIED UNDER APPLICABLE STATE LAW OR, IN THE OPINION OF COUNSEL TO MAKER, AN EXEMPTION THEREFROM IS AVAILABLE.


FOR VALUE RECEIVED, the undersigned, BELMAC CORPORATION , a Florida corporation with offices at One Urban Centre, Suite 550, 4830 West Kennedy Boulevard, Tampa, Florida 33609-2517 ("Maker"), promises to pay to __________________ with an address at __________________________ ("Payee"), on the closing of the Public Offering (as defined in Section 3 below) except as otherwise provided herein (the "Maturity Date"), the principal amount of Sixty Thousand ($60,000.00) Dollars in lawful money of the United States of America (the "Principal") together with all accrued interest.

This Note bears simple interest (the "Interest") at the annual rate of twelve percent (12%), which is payable, in arrears, on the Interest Payment Dates (as defined in Section 1 below), until the Principal and all accrued Interest thereon shall be paid in full. The Note is subordinated to certain of Maker's indebtedness and is convertible into Maker's common stock (the "Common Stock"), all as set forth below.

This Note is one of a series of notes (the "A Notes"), all with the same terms and conditions as those set forth herein, which may be issued by Maker up to the aggregate principal amount of One Million Fifty Thousand ($1,050,000) Dollars. Each A Note is included in a unit (the "A Unit") which is part of an offering of
17.5 A Units (the "Offering") being conducted by Maker on a best efforts basis. The Offering will terminate on the sooner of the sale of all of the A Units or October 20, 1995. Each A Unit consists of one A Note in the principal amount of Sixty Thousand ($60,000) Dollars and 7,500 shares (the "A Unit Shares") of Common Stock. Accordingly, in connection with the acquisition of this A Note, Payee has also received 7,500 A Unit Shares.



                                Page 1 of 8 Pages

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Belmac Corporation
12% Convertible Subordinated
Promissory A Note

1.       INTEREST.

Maker will pay Interest on the first day of each January, April, July and October commencing on January 1, 1996 (the "Interest Payment Dates"). Interest on the A Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of delivery of the A Note. Interest will be computed on the basis of a 360-day year of twelve 30 day months.

2.       METHOD OF PAYMENT.

Maker will pay Principal and Interest in money of the United States that at the time of payment is legal tender for the payment of public and private debts. However, Maker may pay Principal and Interest by its check payable in such money. It may mail an Interest check to Payee's address as it first appears on this A Note or such other address as Payee shall give by notice to Maker. Payee must surrender this A Note to Maker to collect Principal payments.

3.       PUBLIC OFFERING.

Maker currently plans to file a S-1 Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering a public offering (the "Public Offering") of its securities.

4.       CONVERSION.

In the event that the Public Offering is not completed by September 30, 1996 (the "Mandatory Conversion Date"), Payee shall be required to convert the Principal into Common Stock (the "Underlying Shares") at a price per share equal to the average closing price for the Common Stock quoted on the American Stock Exchange or as quoted on NASDAQ for the five trading days immediately preceding September 30, 1996 unless Maker shall have repaid this A Note, together with accrued interest, on or prior thereto. Maker shall pay all accrued but unpaid interest on the conversion date to Payee on the date upon which the Underlying Shares are delivered to Payee as provided in this Section 4. Maker shall issue the number of Underlying Shares into which the Principal is to be converted in accordance with the conversion price and deliver to Payee a certificate or certificates therefor, registered in his name, representing such Shares against delivery to Maker of this A Note marked paid in full. Payee shall represent in writing to Maker prior to the receipt of the Underlying Shares that such Shares will be acquired by him for investment only and not for resale or with a view to the distribution thereof, and shall agree that any certificates representing the Shares may bear a legend, conspicuously noting such restriction, as Maker shall deem reasonably necessary or desirable to enable it to comply with any applicable federal or state laws or regulations.



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


Belmac Corporation
12% Convertible Subordinated
Promissory A Note

5.     INCLUSION OF SECURITIES IN REGISTRATION STATEMENT; RIGHT TO REGISTRATION.

(a) Payee's Right to Include Securities in Registration Statement. Maker will include the A Unit Shares owned by Payee and the Underlying Shares (if the Underlying Shares are issued as provided herein) in the Registration Statement on the condition that Payee provides Maker and its counsel, in a timely fashion, with all information Maker's counsel may reasonably require in order to effect such inclusion. Maker will use its best efforts to have the Registration Statement declared effective by the Commission but no assurance to this effect can be given or, if the Registration Statement is declared effective, that the Public Offering will ever be successfully completed.

(b) Payee's Right to Registration. If the Registration Statement shall not be declared effective by December 31, 1995, then upon receipt of notice (the "Registration Request Notice") requesting registration of A Unit Shares and Underlying Shares from the holders of the majority of such Shares, on only one occasion, after December 31, 1995 and before December 31, 1997, maker will offer to Payee the opportunity to include his A Unit Shares and Underlying Shares (if the Underlying Shares are issued as provided herein) in such registration. Maker will use its best efforts to file with the Commission as promptly as practicable, a registration statement (the "Demand Registration Statement"), utilizing year end audited financial statements, and will use its best efforts to have the Demand Registration Statement declared effective and remain effective until the earlier of nine months or the date all A Unit Shares and Underlying Shares registered thereby have been sold. Maker will also use its best efforts to qualify the A Unit Shares and Underlying Shares (if applicable) under the securities laws of the state where Payee resides. This offer to Payee shall be made within 20 days after Maker receives the Registration Request Notice. This demand registrtion right may be exercised one time only. If Payee elects to include his A Unit Shares and Underlying Shares (if applicable) in the Demand Registration Statement, he will, in a timely fashion, provide Maker and its counsel with such information and execute such documents as Maker's counsel may reasonably require to prepare and process the registration statement.

(c) Copies of Registration Statements and Prospectuses. Maker will provide Payee with a copy of the Registration Statement or the Demand Registration Statement, as the case may be, and any amendment thereto, and copies of the final prospectus included therein in such quantities as may reasonably be required to permit Payee to sell his A Unit and Underlying Shares (if applicable) after the Registration Statement or Demand Registration Statement is declared effective by the Commission.

(d) Maker's Obligation to Bear Expenses of Registration. Maker will bear all expenses (except underwriting discounts and commission, if any, and the legal fees and expenses, if any, of counsel to Payee) necessary and incidental to the performance of its obligations under this Section 6.



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


Belmac Corporation
12% Convertible Subordinated
Promissory A Note

6.       SUBORDINATION: PARI PASSU WITH OTHER A NOTES.

The A Note is subordinated to Senior Debt, which is the principal of and premium, if any, and interest (including post-petition interest, if any) on, and any other payment due pursuant to the terms of instruments creating or evidencing Indebtedness of Maker outstanding on the date of this A Note or Indebtedness thereafter created, incurred, assumed or guaranteed by Maker and all renewals, extensions and refundings thereof, which is payable to banks or other traditional long-term institutional lenders such as insurance companies and pension funds, unless in the instrument creating or evidencing such Indebtedness, it is not provided that such Indebtedness is senior in right of payment to this A Note. Notwithstanding the foregoing, Senior Debt with respect to Maker or any subsidiary thereof shall not include (i) any Indebtedness of Maker to any such subsidiary for money borrowed or advanced from such subsidiary and (ii) any Indebtedness representing the redemption price of any preferred stock. "Indebtedness," as applied to any entity means any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such entity or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property or interest therein, except any such balance that constitutes a trade payable, if and to the extent that such indebtedness would appear as a liability upon a balance sheet of such entity prepared on a consolidated basis in accordance with generally accepted accounting principles. Senior Debt must be paid before the A Note may be paid. This A Note shall be paid on a pari passu basis with all other A Notes. Upon request of Maker, Payee shall execute such subordination agreements with holders of Senior Debt as shall be reasonably requested.

7.       COVENANTS OF MAKER.

Maker covenants and agrees that from and after the date hereof and until the date of repayment in full of the Principal and Interest, it shall comply with the following conditions:

(a) Maintenance of Existence and Conduct of Business. Maker shall, and shall cause each of its subsidiaries to (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights; and (ii) continue to conduct its business so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

(b) Books and Records. Maker shall, and shall cause each of its subsidiaries to use its reasonable efforts to keep adequate books and records of account with respect to its business activities.

(c) Insurance. Maker shall use its reasonable efforts to maintain insurance policies insuring such risks as are customarily insured against by companies engaged in businesses similar to those operated by Maker. All such policies are to be carried with reputable insurance carriers and shall be in such


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


Belmac Corporation
12% Convertible Subordinated
Promissory A Note

amounts as are customarily insured against by companies with similar assets and properties engaged in a similar business.

(d) Compliance with Law. Maker shall use its reasonable efforts to comply in all material respects with all federal, state and local laws and regulations applicable to it which if breached would have a material adverse effect on Maker's business or financial condition.

8.       REPRESENTATIONS AND WARRANTIES OF MAKER.

Maker represents and warrants that it: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power to carry on its business as now conducted and to own its properties and assets it now owns; (ii) is duly qualified or licensed to do business as a foreign corporation in good standing in the jurisdictions in which ownership of property or the conduct of its business requires such qualification except jurisdictions in which the failure to qualify to do business will have no material adverse effect on its business, prospects, operations, properties, assets or condition (financial or otherwise); (iii) has full power and authority to execute and deliver this A Note, and that the execution and delivery of this A Note will not result in the breach of or default under, with or without the giving of notice and/or the passage of time, any other agreement, arrangement or indenture to which it is a party or by which it may be bound, or the violation of any law, statute, rule, decree, judgment or regulation binding upon it; and (iv) has taken and will take all acts required, including but not limited to authorizing the signatory hereof on its behalf to execute this A Note, so that upon the execution and delivery of this A Note, it shall constitute the valid and legally binding obligation of Maker enforceable in accordance with the terms thereof.

9.       DEFAULTS AND REMEDIES.

(a) Events of Default. The occurrence or existence of any one or more of the following events or conditions (regardless of the reasons therefor) shall constitute an "Event of Default" hereunder:

                  (i) Maker shall fail to make any payment of Principal or Interest when due and payable or declared due and payable pursuant to the terms hereof and such failure shall remain uncured for a period of 30 days after notice thereof has been given by Payee to Maker;

                  (ii) Maker shall fail at any time to be in material compliance with any of the covenants set forth in Section 8 of this A Note, or shall fail at any time to be in material compliance with or neglect to perform, keep or observe any of the provisions of this A Note to be complied with, performed, kept or observed by Maker and such failure shall remain uncured for a period of 45 days after notice thereof has been given by Payee to Maker;



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


Belmac Corporation
12% Convertible Subordinated
Promissory A Note

                  (iii) Any representation or warranty made in this A Note by Maker shall be untrue or incorrect in any material respect as of the date when made or deemed made;

                  (iv) A case or proceeding shall have been commenced against Maker in a court having competent jurisdiction seeking a decree or order in respect of Maker (A) under Title 11 of the United Stated Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law; (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Maker, or any of maker's properties; or (C) ordering the winding-up or liquidation of the affairs of Maker, and such case or proceeding shall remain unstayed or undismissed for a period of 90 consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or

                  (v) Maker shall (A) file a petition seeking relief under Title
         11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law; or (B) consent to the institution or proceedings thereunder or to the filing of any such petition or to the appointment of or the taking of possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Maker, or any of Maker's properties.

(b) Remedies. If an Event of Default occurs and is continuing, the holders of at least 25% in principal amount of the A Notes may declare all of the A Notes to be due and payable immediately by notice to Maker.

10.      MAKER'S RIGHT TO PREPAY.

Maker may prepay this A Note or any portion thereof at any time without incurring any penalty.

11.      ACKNOWLEDGMENT OF PAYEE'S INVESTMENT REPRESENTATIONS.

By accepting this A Note Payee acknowledges that this A Note has not been and will not be registered under the Act or qualified under any state securities laws and that the transferability thereof is restricted by the registration provisions of the Act as well as such state laws. Based upon the representations and agreements being made by him herein, this A Note is being issued to him pursuant to an exemption from such registration provided by Section 4(2) of the Act and Rule 506 promulgated thereunder and applicable state securities law qualification exemptions. Payee represents that he is acquiring the A Note for his own account, for investment purposes only and not with a view to resale or other distribution thereof, nor with the intention of selling, transferring or otherwise disposing of all or any part of it for any particular event or circumstance, except selling, transferring or disposing of it only upon full compliance with all applicable provisions of the Act, the Securities Exchange Act of 1934, the Rules and Regulations promulgated by the
Commission  thereunder,  and  any  applicable  state  securities  laws.   Payee


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


Belmac Corporation
12% Convertible Subordinated
Promissory A Note

further understands and agrees that no transfer of this A Note shall be valid unless made in compliance with the restrictions set forth on the front of this A Note, effected on Maker's books by the registered holder hereof, in person or by an attorney duly authorized in writing, and similarly noted hereon. Maker may charge Payee a reasonable fee for any re-registration, transfer or exchange of this A Note.

12.      LIMITATION OF LIABILITY.

A director, officer, employee or stockholder, as such, of Maker shall not have any liability for any obligations of Maker under this A Note or for any claim based on, in respect or by reason of such obligations or their creation. Payee, by accepting this A Note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this A Note.

13.      MISCELLANEOUS.

(a) Effect of Forbearance. No forbearance, indulgence, delay or failure to exercise any right or remedy by Payee with respect to this A Note shall operate as a waiver or as an acquiescence in any default.

(b) Effect of Single or Partial Exercise of Right. No single or partial exercise of any right or remedy by Payee shall preclude any other or further exercise thereof or any exercise of any other right or remedy by Payee.

(c) Governing Law. This A Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of Florida applicable to contracts made and to be performed entirely within such State.

(d) Headings. The headings and captions of the various paragraphs herein are for convenience of reference only and shall in no way modify any of the terms or provisions of this A Note.

(e) Loss, Theft, Destruction or Mutilation. Upon receipt by Maker of evidence reasonably satisfactory to it of loss, theft, destruction or mutilation of this A Note. Maker shall make and deliver or caused to be made and delivered to Payee a new A Note of like tenor in lieu of this A Note.

(f) Modification of A Note or Waiver of Terms Thereof Relating to Payee. No modification or waiver of any of the provisions of this A Note shall be effective unless in writing and signed by Payee and then only to the extent set forth in such writing, nor shall any such modification or waiver be applicable except in the specific instance for which it is given. This A Note may not be discharged orally but only in writing duly executed by Payee.



                                Page 7 of 8 Pages

Belmac Corporation
12% Convertible Subordinated
Promissory A Note

(g) Notice. All offers, acceptances, notices, requests, demands, and other communications under this A Note shall be in writing and, except as otherwise provided herein, shall be deemed to have been given only when delivered in person, via facsimile transmission if receipt thereof is confirmed by the recipient, or, if mailed, when mailed by certified or registered mail prepaid, to the parties at their respective addresses first set forth above, or at such other address as may be given in writing in future by either party to the other.

(h) Successors and Assigns. This A Note shall be binding upon Maker, its successors, assigns and transferees, and shall inure to the benefit of and be enforceable by Payee and its successors and assigns.

IN WITNESS WHEREOF, Maker has caused this A Note to be executed on its behalf by an officer thereunto duly authorized as of the date set forth above.



                                             BELMAC CORPORATION, a Florida
                                              corporation


         [SEAL]
                                             By:  _________________________



ATTEST:  _____________________

         ___________________  Assistant Secretary



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